As filed with the Securities and Exchange Commission on December 11, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware	98-0517725
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5301 Legacy Drive
Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

DR PEPPER SNAPPLE GROUP, INC.
OMNIBUS STOCK INCENTIVE PLAN OF 2009
DR PEPPER SNAPPLE GROUP, INC.
2008 LEGACY BONUS SHARE RETENTION PLAN
(Full title of the plans)
James L. Baldwin, Jr.
Executive Vice President and General Counsel
5301 Legacy Drive
Plano, Texas 75024
(Name and address of agent for service)

(972) 673-7000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum		Proposed Maximum		Amount of
Title of Securities to be Registered	Registered	Offering Price Per Share		Aggregate Offering Price		Registration Fee
Common Stock, par value $0.01 per share To be issued under the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009	20,000,000(1) shares	$26.85	(3)	$537,000,000	(3)	$29,964.60	(3)
To be issued under the Dr Pepper Snapple Group, Inc. 2008 Legacy Bonus Share Retention Plan	2,649(2) shares	$26.85	(3)	$71,126	(3)	$3.97	(3)

(1)	This registration statement on Form S-8 (this “Registration Statement”) covers an aggregate of 20,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) of Dr Pepper Snapple Group, Inc. (the “Registrant”) available for issuance under the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009 (the “2009 SIP”). In addition, pursuant to Rule 416 of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2009 SIP being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	This Registration Statement covers an additional 2,649 shares of Common Stock of the Registrant available for issuance under the Dr Pepper Snapple Group, Inc. 2008 Legacy Bonus Share Retention Plan (the “2008 BSRP”). In addition, pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2008 BSRP being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is based on the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange consolidated reporting system on December 7, 2009, and is estimated solely for the purpose of calculating the registration fee.

Explanatory Note
(1) This Registration Statement relates to the offering by the Registrant pursuant to its 2009 SIP of up to 20,000,000 shares of its Common Stock to (1) eligible employees of Registrant or any of its subsidiaries, (2) consultants or independent contractors of Registrant and (3) non-employee members of Registrant’s Board of Directors.
(2) In connection with the Registrant’s spin-off from Cadbury Schweppes plc, each equity award that was outstanding at the time of the spin-off and held by an employee of the Registrant under the Cadbury Schweppes plc Bonus Share Retention Plan was converted into an equity award under the 2008 BSRP. The Registrant filed a Registration Statement on Form S-8 on September 16, 2008 to reserve for issuance its Common Shares for delivery in accordance with the terms and conditions of awards outstanding under the 2008 BSRP. Registrant is filing this Registration Statement to reserve for issuance an additional number of its Common Shares as shares awarded under the 2008 BSRP. In accordance with Section E of the General Instructions to Form S-8, except as supplemented by the information set forth below, the Registration Statement on Form S-8 previously filed with the Commission relating to the 2008 BSRP (Registration Statement No. 333-153505) is incorporated by reference herein.
Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” in Part I of the Form S-8 instructions.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are incorporated as of their respective dates in this Registration Statement by reference and shall be deemed to be a part hereof:
     (a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;
     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;
     (c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 11, 2009, February 18, 2009, March 2, 2009, April 13, 2009, April 30, 2009, May 21, 2009, July 16, 2009, October 27, 2009, November 20, 2009, December 8, 2009 and December 11, 2009, and on Form 8-K/A filed with the Commission on February 25, 2009 in each case other than information furnished under Items 2.01 or 7.01 of Form 8-K;
     (d) The Registrant’s Registration Statement on Form S-8 filed with the Commission on September 16, 2008, relating to the 2008 BSRP (Registration Statement No. 333-153505); and
     (e) The description of the Common Stock, under the heading “Description of Capital Stock,” contained in the Registrant’s Preliminary Information Statement filed as Exhibit 99.1 to the Registrant’s Amendment No. 5 to the General Form for Registration of Securities on Form 10, filed with the Commission on April 22, 2008.
          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02 or 7.01 of Form 8-K.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Article Eighth of our certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We also carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.
          The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, this provision will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          The Exhibits listed on the accompanying Exhibit Index are filed as part hereof, or incorporated by reference into, this Registration Statement.
Item 9. Undertakings.
          (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 11, 2009.

DR PEPPER SNAPPLE GROUP, INC.
By:	/s/ James L. Baldwin, Jr.
	Name:	James L. Baldwin, Jr.
	Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Baldwin, Jr. as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and file (1) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith and (2) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462 under the Securities Act, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of December, 2009.

SIGNATURE	TITLE

/s/ Larry D. Young Larry D. Young	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Angela Stephens Angela Stephens	Senior Vice President, Controller (Principal Accounting Officer)

/s/ Wayne R. Sanders	Chairman of the Board
Wayne R. Sanders

/s/ John L. Adams	Director
John L. Adams

/s/ Terence D. Martin	Director
Terence D. Martin

/s/ Pamela H. Patsley	Director
Pamela H. Patsley

/s/ Ronald G. Rogers	Director
Ronald G. Rogers

/s/ Jack L. Stahl	Director
Jack L. Stahl

/s/ M. Anne Szostak	Director
M. Anne Szostak

/s/ Michael F. Weinstein	Director
Michael F. Weinstein

Exhibit Index

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

4.2	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (filed on July 16, 2009) and incorporated herein by reference).

4.3	Dr Pepper Snapple Group, Inc. Omnibus Incentive Plan of 2009 (incorporated by reference to the Registrant’s Definitive Schedule 14A (Proxy Statement) filed on March 31, 2009).

4.4	Dr Pepper Snapple Group, Inc., 2008 Legacy Bonus Share Retention Plan (filed as Exhibit 4.5 to the Registrant’s Form S-8- Registration Statement (filed on September 16, 2008) and incorporated herein by reference).

5.1*	Opinion and consent of Baker Botts, L.L.P.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Baker Botts, L.L.P. (included in Exhibit 5.1).

24*	Power of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.